Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$8,748,900
Unrealized Gain (Loss) on Market Value of Futures	(5,297,500)
Dividend Income	22,153
Interest Income	83,739
ETF Transaction Fees	1,400
Total Income (Loss)	$3,558,692

Expenses
General Partner Management Fees	$62,197
Professional Fees	27,619
Brokerage Commissions	8,913
Non-interested Directors' Fees and Expenses	785
Prepaid Insurance Expense	470
Total Expenses	99,984
Expense Waiver	(25,348)
Net Expenses	$74,636
Net Income (Loss)	$3,484,056

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/18	$94,548,873
Additions (200,000 Shares)	3,704,236
Withdrawals (150,000 Shares)	(2,809,986)
Net Income (Loss)	3,484,056

Net Asset Value End of Month	$98,927,179
Net Asset Value Per Share (5,250,000 Shares)	$18.84

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612